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                                                              EXHIBIT EX-99.D.11

                     INTERIM INVESTMENT MANAGEMENT CONTRACT

Contract made as of March 31, 2005, between Hillview Investment Trust II, a Delaware business trust ("Trust") on behalf of REMS Real Estate
Value-Opportunity Fund (the "Fund"), and Hillview Capital Advisors, LLC, a Delaware limited liability company (the "Manager").

WHEREAS the Trust is registered under the Investment Company Act of 1940, as amended ("1940 Act") as an open-end management investment company; and

WHEREAS the Trust currently consists of three series -- Hillview Alpha Fund, Hillview International Alpha Fund and the Fund; and

WHEREAS the Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement dated December 12, 2002 ("Advisory Agreement") with Real Estate Management Services Group, LLC (the "Adviser"); and

WHEREAS the Trust desires to retain the Manager as investment manager to furnish certain management services to the Trust and the Fund, and the Manager is willing to furnish such services;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. Appointment and Acceptance. The Trust hereby appoints the Manager as investment manager for the period and on the terms set forth in this Contract. The Manager accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2. Duties as Investment Manager.

(a) The Manager will oversee the provision of administration, custodial, accounting, bookkeeping, transfer and dividend disbursing agency or similar services to the Fund by any entity selected by the Trust's Board of Trustees ("Board") to perform such services.

(b) The Manager will oversee the monitoring of compliance of the Adviser with the investment objective, policies and restrictions of the Fund as well as compliance with the 1940 Act, the rules thereunder, and all applicable federal and state securities laws and regulations, and review and report to the Board on such compliance and on the services described in paragraph 2(a) hereof as overseen by the Manager. However, the Manager shall not be responsible for ensuring the Fund's compliance with applicable federal and state securities laws and regulations.

(c) On the Manager's own initiative, the Manager will apprise, or cause the Adviser to apprise, the Trust of important developments materially affecting the Fund and will furnish the Trust, from time to time, with such information as may be appropriate for this purpose. Further, the Manager agrees to furnish to the Board such periodic and special reports as the Board may reasonably request.

(d) The Manager will furnish to the Fund, at its own expense and without remuneration from or other cost to the Fund, the following:

          (i) Office Space. The Manager will provide office space in the offices of the Manager or in such other place as may be reasonably agreed upon by the parties hereto from time to time;

          (ii) Personnel. The Manager will provide necessary executive and other personnel, including personnel for the performance of clerical and other office functions, exclusive of those functions: (A) related to and to be performed under the Trust's contract or contracts for


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     administration, custodial, accounting, bookkeeping, transfer and dividend disbursing agency or similar services by any entity, including the Manager or its affiliates, selected to perform such services under such contracts; and (B) related to the services to be provided by the Adviser pursuant to the Advisory Agreement; and

          (iii) Preparation of Prospectus and Other Documents. The Manager will provide other information and services, other than services of outside counsel or independent accountants or services to be provided by the Adviser under the Advisory Agreement or an administrator under an administration contract, required in connection with the preparation of all registration statements and Prospectuses, prospectus supplements, Statements of Additional Information, all annual, semi-annual, and periodic reports to shareholders of the Fund, regulatory authorities, or others, and all notices and proxy solicitation materials, furnished to shareholders of the Fund or regulatory authorities, and all tax returns.

(e) The Manager will oversee the computation of the net asset value and the net income of the Fund as described in the currently effective registration statement of the Trust under the Securities Act of 1933, as amended, and the 1940 Act and any supplements thereto ("Registration Statement") or as more frequently requested by the Board.

(f) The Manager will oversee the maintenance of all books and records with respect to the securities transactions of the Fund, and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Manager hereby agrees that all records which it maintains for the Fund are the property of the Trust, agrees to preserve for periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Fund and which are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for Fund upon request by the Trust.

3. Further Duties. In all matters relating to the performance of this Contract, the Manager will act in conformity with the Agreement and Declaration of Trust, By-Laws and Registration Statement of the Trust and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the rules thereunder, and all other applicable federal and state laws and regulations.

4. Services Not Exclusive. The services furnished by the Manager hereunder are not to be deemed exclusive and the Manager shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of the Manager, who may also be a Trustee, officer or employee, of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

5. Expenses.

(a) During the term of this Contract, the Fund will bear all its expenses and its pro rata share of the total expenses incurred by the Trust that are not specifically assumed by the Manager.

(b) Expenses incurred by the Trust, all or a portion of which may be allocable to the Fund in accordance with the Trust's Agreement and Declaration of Trust, will include but not be limited to the following: (i) fees payable to and expenses incurred on behalf of the Fund by the Manager under this Contract; (ii) fees and other compensation and expenses of the Adviser pursuant to the Advisory Agreement approved by the Trust; (iii) expenses of organizing the Fund; (iv) expenses of preparing and filing reports and other documents with governmental and regulatory agencies; (v) filing fees and


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expenses relating to the registration and qualification of the Fund's shares and the Trust under federal and/or state securities laws and maintaining such registrations and qualifications; (vi) costs incurred in connection with the issuance, sale or repurchase of the Fund's shares of beneficial interest; (vii) the fees and salaries payable to the Trust's Trustees who are not parties to this Contract or interested persons of any such party ("Independent Trustees");
(viii) all expenses incurred in connection with the Independent Trustees' services, including travel expense; (ix) taxes (including any income or franchise taxes) and governmental fees; (x) costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds; (xi) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Trust or Fund for violation of any law; (xii) interest charges; (xiii) legal, accounting and auditing expenses, including legal fees of special counsel for the Independent Trustees; (xiv) charges of custodians, transfer agents, pricing agents and other agents; (xv) expenses of disbursing dividends and distributions; (xvi) expenses of setting in type, printing and mailing reports, notices and proxy materials for existing shareholders; (xvii) any extraordinary expenses (including fees and disbursements of counsel, costs of actions, suits or proceedings to which the Trust is a party and the expenses the Trust may incur as a result of its legal obligation to provide indemnification to the Trust's officers, Trustees, employees and agents) incurred by the Fund; (xviii) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (xix) costs of mailing and tabulating proxies and costs of meetings of shareholders, the Board and any committees thereof; (xx) the cost of investment company literature and other publications provided by the Trust to its Trustees and officers; and (xxi) costs of mailing, stationery and communications equipment.

(c) The Manager will assume the cost of any compensation received by the officers of the Trust and by the Interested Trustees who are employees of the Manager.

(d) The payment or assumption by the Manager of any expense of the Trust or the Fund that the Manager is not required by this Contract to pay or assume shall not obligate the Manager to pay or assume the same or any similar expense of the Trust or the Fund on any subsequent occasion.

6.   Compensation.

(a) All compensation earned by the Manager under this Contract shall be held in an interest-bearing escrow account with the custodian of the Fund's assets or a bank. If the majority of the Fund's outstanding voting securities approve a new investment management contract with the Manager by the end of the 150 day period that this Contract is effective, the Manager will be paid the amount in the escrow account (including interest earned). If a majority of the Fund's outstanding voting securities do not approve a new investment management contract with the Manager, the Manager will be paid, out of the escrow account the lesser of (i) Manager's costs incurred in performing this Contract (plus interest earned on that amount while in escrow) or (ii) the total amount in the escrow account (plus interest earned).

(b) Subject to the provisions above, the compensation of the Manager for its services provided to the Fund under this Contract shall be an annual fee, payable monthly, based upon the Fund's average daily assets as set forth in Appendix A. Such compensation shall be paid solely from the assets of the Fund.

(c) The fee shall be computed daily and paid monthly to the Manager on or before the last business day of the next succeeding calendar month.

(d) If this Contract becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.


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7. Limitation of Liability of the Manager and Indemnification. The Manager and
its delegates shall not be liable for any costs or liabilities arising from any error of judgment or mistake of law or any loss suffered by the Fund, the Trust or any of the Fund's shareholders in connection with the matters to which this Contract relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Manager in the performance by the Manager of its duties hereunder or from reckless disregard by the Manager of its obligations and duties under this Contract. The Fund shall indemnify the Manager and its directors, officers and employees for any losses, damages, liabilities, costs and expenses ("Losses") incurred by the Manager by reason of or arising out of any act or omission by the Trust under this Contract, or by any breach of warranty, representation or agreement hereunder, except to the extent that such losses arise as a result of the negligence of the Manager in the performance by the Manager of its duties under this Contract.

     Any person, even though also an officer, partner, employee, or agent of the Manager, who may be or become an officer, Trustee, employee or agent of the Trust shall be deemed, when rendering services to the Fund or the Trust or acting with respect to any business of the Fund or the Trust, to be rendering such service to or acting solely for the Fund or the Trust and not as an officer, partner, employee, or agent or one under the control or direction of the Manager even though paid by it.

8. Duration and Termination.

(a) This Contract shall become effective upon the date first above written, provided that this Contract has been approved by a vote of a majority of those Trustees of the Trust who are not parties of this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting such approval.

(b) Unless sooner terminated as provided herein, this Contract shall continue in effect for a period of 150 days after the day and year first above written.

(c) Notwithstanding the foregoing, with respect to the Fund this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund on ten days' written notice to the Manager or by the Manager at any time, without the payment of any penalty, on sixty days' written notice to the Trust. This Contract will automatically terminate in the event of its assignment.

9. Amendment of this Contract. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Contract shall be effective until approved by vote of a majority of the Fund's outstanding voting securities, when required by the 1940 Act.

10. Governing Law. This Contract shall be construed in accordance with the laws of the State of Delaware (without regard to Delaware conflict or choice of law provisions) and the 1940 Act. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

11. License Agreement. The Trust shall have the non-exclusive right to use the name "Hillview" to designate the Fund only so long as Hillview Capital Advisors, LLC serves as investment manager to the Trust with respect to the Fund.

12. Limitation of Shareholder Liability. The Manager is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust of the Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Fund and its assets, and if the liability relates to one or more series, the obligations hereunder shall be limited to the respective assets of the Fund. The Manager further agrees that it shall not seek satisfaction of any


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such obligation from the shareholders or any individual shareholder of the Fund, nor from the Trustees or any individual Trustee of the Trust.

13. Miscellaneous. The captions in this Contract are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities," "interested person," "assignment," "broker," "dealer," "national securities exchange," "net assets," "prospectus," "sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this Contract is made less restrictive by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.


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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

                                        HILLVIEW INVESTMENT TRUST II:
                                        on behalf of
                                        REMS REAL ESTATE VALUE-OPPORTUNITY FUND


                                        By: /s/ David Spungen
                                            ------------------------------------
                                        Name: David M. Spungen
                                        Title: President and Trustee


                                        HILLVIEW CAPITAL ADVISORS, LLC


                                        By: /s/ David Spungen
                                            ------------------------------------
                                        Name: David M. Spungen
                                        Title: CEO


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                                   APPENDIX A

                                       TO

                               MANAGEMENT CONTRACT

The Fund shall pay the Manager a fee, computed daily and paid monthly, at the annual rate of 0.25% of the Fund's average daily net assets.

Dated: March 31, 2005